IMMUDYNE Corporate Presentation April 18, 2013

Disclaimer This Presentation includes and is based, inter alia, on forward - looking information and statements that are subject to risks and uncertainties that could cause actual results to differ. These statements and this Presentation are based on current expectations, estimates and projections, which generally are identifiable by statements containing words such as “expects”, “believes”, “estimates” or similar expressions. Important factors that could cause actual results to differ materially from those expectations include, among others, general economic and industry conditions in markets which are expected to be major markets for Immudyne, Inc.’s products, as well as risks and uncertainties related to product development, regulatory approvals, commercial partnerships, the outcome of intellectual property rights litigation and the competitive situation. Although Immudyne, Inc. believes that its expectations and the Presentation are based upon reasonable assumptions, it can give no assurance that those expectations will be achieved or that the actual results will be as set out in the Presentation. Immudyne, Inc. is making no representation or warranty, expressed or implied, as to the accuracy, reliability or completeness of the Presentation, and neither Immudyne, Inc. nor any of its directors, officers or employees will have any liability to you or any other persons resulting from your use of the information contained herein. This Presentation was prepared upon special request and the information contained within will not be updated in this Presentation. The following slides should be read and considered in connection with other information provided by the company. No shares of Immudyne, Inc. are being offered in connection with this Presentation and no such shares have been registered under the U.S. Securities Act of 1933, as amended (the "Act"), and such shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.

ImmuDyne (OTCQB: IMMD) ImmuDyne is a Health & Wellness Lifestyle Company Immudyne develops products to help people feel better, look better, and experience a wellness lifestyle through an empowered immune system Copyright ©2013. All rights reserved. Immudyne ,Inc..

ImmuDyne Overview ImmuDyne has offices in Mt. Kisco , NY – Executive Carlsbad, CA – Sales & Marketing Florence, KY – Manufacturing ▪ State of the art facility ▪ cGMP compliant

Product Overview

Since 1990, Immudyne has been providing value to patients and consumers with our extensively researched, patent-protected yeast beta 1,3/1,6-D-glucan supplement, Puracere™ (fka MacroForce)



US Patents: 5,519,009 | 5,397,773 | 5,576,015 | 5,702,719 | 5,705,184

3 new patents applied for in 2013 and multiple trademarks

PuraCere undergoes a multi-step, patent-protected process to extract the purist form of insoluble yeast beta 1,3/1,6-D-glucan[1]

IMMUDYNE

Copyright ©2013. All rights reserved. Immudyne, Inc..

1. Data on file

Product Overview continued Yeast b eta 1/3, 1/6 - D glucan Primes the Innate I mmune Response ▪ Activates neutrophils, B - lymphocytes, T - helper cells, NK1 cells, and macrophages to destroy harmful pathogens such as bacteria, fungi, protozoan ▪ Assists in the natural detoxification process ▪ Reduces inflammation ▪ Stimulates new tissue growth and wound healing

15 - Month Plan Q2 2013 - Q3 2014

Strategic Imperatives & Tactics ▪ Redefine corporate identity and launch new corporate site ▪ Launch new brand identity for flagship yeast beta 1/3, 1/6 - D glucan , PuraCere ™ ▪ Expand product portfolio through the creation of new, patent - protected PuraCere ™ and Nayad ® based products lines ▪ Expand production capability of manufacturing facility ▪ Create blue ocean strategies for new products in 3 distinct multi - billion dollar health & wellness lifestyle U.S. markets Copyright ©2013. All rights reserved. Immudyne ,Inc...

Key US Markets – Blue Oceans

- Post Alcohol Consumption (PAC)
  - Over 120 million Americans are frequent drinkers
  - Approximately 1/3 of this audience is binge drinkers
  - A hangover is not only the results of dehydration as alcohol is a toxin and immunosuppressant

  August 2013: beta launch IMMD PAC product

  Full commercial launch: TBD
- Cosmeceuticals and Anti-Aging (CAA)
  - Over 150 million Americans use skin care products
  - Americans will spend approximately $20B on cosmeceuticals, including anti-aging this year
  - Majority of sales are targeted at and from women

  Q4 2013: beta launch IMMD CAA skin care product for men

Copyright ©2013. All rights reserved. Immudyne, Inc.

IMMUDYNE

1. http://quickfacts.census.gov/qfd/states/00000.html
2. http://www.huffingtonpost.com/2011/08/20/boomers-anti-aging-industry_n_932109.html.

Key US Markets continued • Dietary Supplements (DSP) – Approximate $15B US DSP Market will significantly increase over the next several years – Many Americans are ‘over - nourished’ and many multivitamins are adding nutrients not needed by the American body – IMMD DSP strengthens the innate immune system to counteract the debilitating health effects of stressors, lifestyle choices, and natural aging process – New DSP product line will cater to the wellness lifestyle choices of health conscious customers across various market segments Q3 2013: Launch of new corporate web site and branding for flagship Copyright ©2013. All rights reserved. Immudyne , Inc.. 1.National Institute of Health. Americans Spent $33.9 Billion Out - of - Pocket on Complementary and Alternative Medicine. July 2009.

15 - Month Cumulative Sales Forecast Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Sales in MM $0.35 $1.00 $5.10 $10.70 $18.00 $- $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 $18.0 MM $Millions Total Cumulative Sales Q3 2013 – Q3 2014 $1.0 MM $5.1 MM $10.7 MM $0.35 MM These statements are based on management's current expectations, estimates, and forecasts. These forward - looking statements are subject to important assumptions, risks and uncertainties, which are difficult to predict and therefore the actual result s m ay be materially different from those discussed.

Thank you for your time For further information, please contact: Immudyne , Inc. Mark McLaughlin President & CEO +1 - 914 - 714 - 8901 MarkMcL@immudyne.com OTCQB: IMMD Immudyne, MacroForce , and Nayad are registered trademarks of Immudyne , Inc. PuraCere is a trademark of Immudyne , Inc. Content © 2013 All rights reserved.

Addendum Clinical Data

Flagship Products: PuraCere ™ ▪ PuraCere primes the innate immune response to defend against the underlying cause of many chronic diseases, acute conditions, and the aging process 2 ▪ In a clinical study PuraCere improved overall well - being and increased WBC, hemoglobin, and platelet counts in patients undergoing chemotherapy (n=20) 2 ▪ In a clinical study, Puracere eliminated relapse of breast, ovarian, and cervical cancer 3 ▪ In a separate study, PuraCere significantly extended survival in post - op, in - op, patients with terminal cancer 3 ▪ PuraCere is the key ingredient in IMMD PAC and DSP dietary supplements 1.Data on file. 2.Weitberg A. A Phase I/II Trial of Beta - 1,3/1,6 - D - Glucan in the Treatment of Patients with Advanced Malignancies Receiving Chemotherapy. Jrnl of Exper & Clinical Canc Rsch . Sept 19 2008, 27:40. 3.Ueno H. Beta - 1,3 - D - Glucan, its Immune Effect and its Clinical Use. Jap Jrnl Soc Term Sytm Dis .2000.6:151 - 154.

PuraCere ™ Clinical Data Indicated an Improvement of Survival in Terminal Cancer Patients 0% 20% 40% 60% 80% 100% Day 1 Month 3 Month 6 Effect on Survival in Terminal Patients PuraCere Control n=45 n=54 • In a clinical trial, 65% of patients who receive PuraCere survived more than 3 months • 43% survived more than 6 months • Only 4% of control survived 3 months and none survived past 6 Study Design: 9 9 relapsed, post - surgical, inoperable patients given ≤3 months to live. 54 were given PuraCere 5mg/TID (15mg/day). 45 were not treated/control 1 .Ueno H. Beta - 1,3 - D - Glucan, its Immune Effect and its Clinical Use. Jap Jrnl Soc Term Sytm Dis .2000.6:151 - 154. Survival Rate

PuraCere ™ Clinical Data Indicated a Decrease in the Incidence of Relapse after Cancer Surgery 10 13 16 19 22 25 28 Month 3 Month 6 Month 9 Month 12 Month 15 Month 20 Incidence of Relapse Post Surgery in Stage 2 Cancer Patients PuraCere Control n =23 n=26 22% of control relapsed by M15 NO RELAPSE 20M post surgery with PuraCere Study Design: 49 patients with Stage 2 Breast, Ovarian, or Cervical Cancer. 26 were given PuraCere 2.5mg/TID (7.5mg/day) one week prior to surgery and 15 months post. 23 were not treated/control 1 .Ueno H. Beta - 1,3 - D - Glucan, its Immune Effect and its Clinical Use. Jap Jrnl Soc Term Sytm Dis .2000.6:151 - 154. Number of Patients

Proprietary Skin Care Product: Nayad ® ▪ Nayad ® contains IMMD yeast beta - 1,3/1,6 - D - glucan ▪ Nayad naturally connects with and activates Langerhans cells ▪ Langerhans cells are the immune cells of the skin ▪ Activated Langerhans cells heal microscopic wounds, fight against infection, and counteract damage associated with sun exposure, environmental toxins, and the natural aging process ▪ Use of NAYAD results in increased cell renewal, improved firmness, volume, and a reduction of fine lines ▪ In a 8 - week trial, participants had a significant increase in skin firmness and decrease in wrinkles resulting in a younger appearance by 15 years of age ▪ From appearance of 44 years of age to 29 ▪ Nayad is the key ingredient in IMMD CAA products 1. Data on file